Exhibit 99.3
Humana Inc. Second Quarter 2025 Prepared Management Remarks 07/30/2025
Please view these remarks in conjunction with our 2Q 2025 earnings release that can be found on our website at www.humana.com under the Investors section, or via the following link: https://humana.gcs-web.com/financial-information/quarterly-results.

We also invite you to listen to our live question and answer webcast with our President and Chief Executive Officer, Jim Rechtin, Chief Financial Officer, Celeste Mellet, and President of Insurance, George Renaudin, which will begin today at 8:00 a.m. Eastern Time and will be available at via the following link: https://humana.gcs-web.com/events-and-presentations/upcoming-events. For those unable to listen to the live event, the archive will be available in the Historical Webcasts and Presentations section of the Investor Relations page via the following link: https://humana.gcs-web.com/events-and-presentations.

Cautionary Statement
Certain of the matters discussed in these prepared remarks are forward-looking and are subject to a number of risks, uncertainties and assumptions. Actual results could differ materially.
Investors are advised to read the detailed risk factors discussed in our latest Form 10-K, our other filings with the Securities and Exchange Commission, and our 2Q 2025 earnings release as they relate to forward-looking statements along with other risks discussed in our SEC filings. We undertake no obligation to publicly address or update any forward-looking statements in future filings or communications regarding our business or results.
Today’s release, our historical financial news releases and our filings with the SEC are all also available on our Investor Relations site.
These remarks include financial measures that are not in accordance with generally accepted accounting principles, or GAAP.
Management's explanation for the use of these non-GAAP measures and reconciliations of GAAP to non-GAAP financial measures are included in today’s release which can be found via the following link: https://humana.gcs-web.com/financial-information/quarterly-results.
Finally, any references to earnings per share or EPS made within these remarks refer to diluted earnings per common share.

Exhibit 99.3
Humana Inc. Second Quarter 2025 Prepared Management Remarks 07/30/2025
Key Messages:
•We delivered solid results in the second quarter (2Q25), with our Insurance segment benefit ratio of 89.9% reflecting medical cost trends that developed in line with our expectations and 2Q25 Adjusted EPS slightly higher than anticipated, largely driven by:
oOutperformance in CenterWell primarily driven by higher than anticipated script volumes and favorable drug mix in CenterWell Pharmacy
oHigher than anticipated Insurance segment revenue driven by better than expected individual Medicare Advantage (MA) membership
•We are raising our full year (FY) 2025 Adjusted EPS outlook from ‘approximately $16.25’ to ‘approximately $17.00’, supported by solid execution and results through June 30, 2025 (YTD)
oWe continue to expect the FY 2025 Insurance segment benefit ratio to be in a range of 90.1% to 90.5%
oWe now anticipate a FY 2025 decline of ‘up to 500,000’ individual MA members as compared to our previous expectation of a decline of ‘approximately 550,000’ members
oWe now anticipate Consolidated revenues of ‘at least $128 billion’ versus our previous guidance of ‘a range of $126 billion to $128 billion’ supported by better than anticipated individual MA membership and higher than expected payor-agnostic patient growth and script volumes in CenterWell
oUpdated FY 2025 Adjusted EPS guidance now contemplates an additional approximately $100 million of incremental investments to improve member and patient outcomes and support operational excellence, positioning the company for long-term success
Additional investments focused on initiatives that have shown strong returns YTD
•Committed to achieving individual MA pretax margin of ‘at least 3%’ over time
oRemain confident in our expectation that our 2025 MA pricing will drive the intended underlying margin improvement
•Efforts to strengthen our Stars program are progressing as anticipated with initiatives expected to have impact across key measures as we focus on achieving Top Quartile Stars results
•Medicaid continues to execute in line with expectations YTD
oFurther, strategic expansion continues with the launch of the Virgina contract in July, bringing our active state footprint to 10, with 3 additional states awarded and pending (Georgia, Texas, Michigan)
oThe Virginia launch unlocks a new dual special needs plan (D-SNP) market growth opportunity
•CenterWell is driving strong results YTD and we continue to strategically expand our footprint, including:
oAs shared at our 2025 Investor Conference, we now anticipate FY 2025 net patient growth of 50,000 to 70,000 in CenterWell Primary Care, reflecting approximately 15% growth at the midpoint
oCenterWell Specialty Pharmacy recently won access to 17 new limited distribution drugs (LDD) and won the MMIT Patient Choice award for the 7th time in 8 years of the program's history
•In summary, we are pleased with our solid performance YTD and our improved FY 2025 outlook. Looking ahead, we remain focused on delivering a more stable and compelling MA margin by delivering clinical excellence for our members and patients through levers that are within our control

Exhibit 99.3
Humana Inc. Second Quarter 2025 Prepared Management Remarks 07/30/2025
Detailed Discussion:
Individual MA
•YTD membership decline of approximately 432,500 is ahead of our expectations resulting from better-than-anticipated sales activity.  We now anticipate a FY 2025 decline of ‘up to 500,000’ members as compared to our previous expectation of a decline of ‘approximately 550,000’ members
oMembership losses largely driven by our decision to exit certain unprofitable plans and counties, which impacted approximately 560,000 members
The plan and county exits have been partially offset by net sales activity (gross sales, less voluntary terminations and mortality), including the recapture of approximately 43% (up from 40% at March 31st) of the members impacted by plan exits into other Humana MA plans
Further, we are pleased with a significant year over year increase in the portion of our new sales post the Annual Election Period (AEP) in 2025 YTD that are “bounce back sales” or members that left Humana during AEP or the Open Enrollment Period (OEP) and came back as of July
•2Q25 and YTD individual MA revenue is ahead of expectations largely driven by higher than anticipated membership. We now anticipate Insurance segment revenue of ‘at least $123 billion’ for FY 2025 as compared to our previous expectation of ‘a range of $121 to $123 billion’
oFurther, we continue to expect our individual MA premium yield to be in the ‘high single digits’ for the full year, driven in large part by an increased direct subsidy due to the Inflation Reduction Act (IRA)
•Medical and Rx cost trends continue to track in line with expectations YTD

Group MA
•YTD membership growth of approximately 24,300 is in line with our expectations and we continue to expect membership to be relatively flat year over year for FY 2025
•Group MA is performing as anticipated to date, with revenue and medical cost trends developing generally in line with our expectations
•We remain focused on improving Group MA margins through renewal cycles to reflect the current reimbursement levels and cost trends, with the opportunity to significantly improve performance through re-contracting in 2026 and beyond
oWe are pleased with recent group wins for 2026 including the Teacher Retirement System (TRS) of Kentucky and the Alabama Public Education Employees' Health Insurance Plan (PEEHIP)

Exhibit 99.3
Humana Inc. Second Quarter 2025 Prepared Management Remarks 07/30/2025
Stand-Alone Part D (PDP)
•YTD membership growth of approximately 138,900 is in line with expectations; we continue to anticipate FY 2025 membership growth of approximately 200,000
•We continue to closely monitor PDP performance given the magnitude of IRA changes implemented this year and the potential impact on member behavior
oPDP membership mix, Rx trends, and member behavior are in line with our expectations YTD
Medicaid
•YTD membership growth of approximately 85,000, or 6%, is in line with expectations, largely driven by additional membership allocation in Kentucky
o2Q25 membership decline of approximately 20,000 members driven by an anticipated one time change in assignment logic in Florida
•Continue to anticipate growth of 175,000 to 250,000 members for FY 2025, representing an increase of approximately 16% for the year at the midpoint, including the Virgina contract which launched in July
•Medical cost trends remain in line with our expectations YTD
•We continue to anticipate modest improvement in our Medicaid margin in 2025 as additional states progress through the J curve and rates are updated to reflect the acuity level of members and trend experience related to the Public Health Emergency unwind
oRates for approximately 90% of 2025 Medicaid revenue are now final with the remaining 10% expected in 3Q

CenterWell
CenterWell outperformed our expectations in the quarter driven by higher-than-anticipated script volumes and favorable drug mix in CenterWell Pharmacy
Primary Care
•Serving over 430,000 patients as of June 30, 2025, a YTD increase of 39,800 patients, or 10%.   YTD patient growth includes:
o20,100 patients, or 25% growth, in our de novo centers
o11,300 patients, or nearly 5% growth, in our more mature wholly-owned centers; and
o8,400 patients, or 13%, growth in our Independent Physician Associations business
•A driver of patient growth is improved patient satisfaction: our CenterWell PCO Net Promoter Score increased 250 basis points year over year
•We are driving improvement in utilization among patients in our staffed centers, with acute admissions and observations per thousand decreasing by 600 basis points year over year

Exhibit 99.3
Humana Inc. Second Quarter 2025 Prepared Management Remarks 07/30/2025
oImprovement enabled by our actions to improve acute visit availability and enhance care management programs for high-risk patients
•As shared at our 2025 Investor Conference, we now anticipate FY 2025 net patient growth of 50,000 to 70,000, reflecting approximately 15% growth at the midpoint, up from our previous expectation of 30,000 to 50,000 patient growth
oPatient growth expected to be driven organically, by modest M&A, and through the continued expansion of our ACO Reach program (Original Medicare patients)
•Operating 335 centers as of June 30, 2025, representing growth of 36 centers, or 12%, year over year, while representing a reduction of 9 centers, or approximately 3%, from December 31, 2024
oReduction in total centers YTD is driven by ongoing center footprint optimization in connection with acquisition activity during 2024
12 de novo centers (joint venture) were added YTD, more than offset by the impact of center consolidations as part of the footprint optimization described above
•We still anticipate we will mitigate the ultimate impact of the v28 risk model changes over the three-year phase in through a multi-pronged plan including numerous operational efficiencies such as centralizing and streamlining administrative functions, standardizing the clinic operating model, and improving clinician productivity to increase capacity
oThe impact of v28 and our related mitigation efforts are tracking in line with expectations to date
•Continue to anticipate largely flat margins year over year with the impact of the ongoing phase in of v28 and the addition of centers at various stages of maturation expected to be offset by:
oadvancement of our ongoing v28 mitigation activities, and
ofurther maturation of our existing centers which are progressing through the J curve
Home
•Within CenterWell Home Health (CWHH), 2Q25 and YTD same store admissions grew approximately 1% year over year, which is below initial expectations, with solid growth in per visit admissions largely offset by pressure in episodic admissions
oAs a result, we now expect a ‘low single digit’ percentage increase in same store admissions for FY 2025, a reduction from our previous expectation of ‘mid to high’ single digit growth
•Importantly, YTD results and FY 2025 expectations for our Home business continue to remain largely on track with initial expectations as lower CWHH admission growth has been offset by improved clinical productivity and OneHome profitability
oWe are executing on our comprehensive initiative to drive productivity and efficiency within our home operating model to offset reimbursement and other pressures
oThese efforts include reducing costs by flexing labor capacity as admission volumes change
oOneHome has expanded the percentage of members in some form of value-based home health model by 12% YTD and continues to anticipate 15% expansion for FY 2025

Exhibit 99.3
Humana Inc. Second Quarter 2025 Prepared Management Remarks 07/30/2025
Pharmacy
•CenterWell Pharmacy is driving strong performance YTD.  In CenterWell Specialty Pharmacy, we saw favorable performance with higher volumes and favorable drug mix compared to expectations
oIn addition, CenterWell Specialty Pharmacy recently won access to 17 new LDDs and won the MMIT Patient Choice award for the 7th time in 8 years of the program's history
•Consistent with our pharmacy’s goal of driving growth by expanding into new services, including direct to consumer (DtC) programs, CenterWell Pharmacy continues to grow our leading partnership with NovoCare, adding Weight Watchers to our previously announced list of telehealth vendors
oCollectively, NovoCare, Ro, Life MD and WeightWatchers are expected to result in DtC agnostic growth well ahead of initial expectations for FY 2025

Earnings Seasonality

•We expect third quarter earnings to be approximately 15% to 20% of expected FY 2025 Adjusted earnings
•Third quarter Insurance segment benefit ratio expected to be just above 91%
•We continue to maintain a conservative assumption for the Doc Fix in 2025

Capital Deployment & Balance Sheet

•As previously shared, given the expected Stars headwind in 2026, we will remain prudent in our near-term capital deployment approach, taking a balanced approach to evaluating capital investments and returns
oAs a result, our current 2025 outlook contemplates minimal share repurchase activity to offset dilution from stock-based compensation, which was completed in the second quarter
•We raised $1.5 billion in the debt markets during the first quarter of 2025, which covers our maturities through the end of 2026.  Further, during 2Q25 we opportunistically upsized our revolving credit facilities from two facilities totaling $4.75 billion to a new all 5-year $5.0 billion facility
oAs of June 30, 2025, we have no amount drawn on the 5-year revolver and no outstanding commercial paper
oDuring the quarter, we opportunistically bought back approximately $200 million of our debt due in 2027, using the proceeds from our bond issuance earlier this year
oDebt to capitalization as of June 30, 2025 is 40.7%, down from 42.8% as of March 31, 2025 driven by debt repayment and the impact of 2Q25 earnings
oWe continue to target a debt to capitalization ratio of approximately 40% over the long term

Exhibit 99.3
Humana Inc. Second Quarter 2025 Prepared Management Remarks 07/30/2025
•We continue to execute on our efforts to increase the efficiency of our balance sheet and fortify our foundation, including working capital improvements, asset sales, capital management and prudent debt to capital management

Conclusion
•We are pleased with our solid performance YTD and our improved FY 2025 outlook
•Looking ahead, we remain focused on delivering a more stable and compelling MA margin by delivering clinical excellence for our members and patients through levers that are within our control
•Finally, we have conviction that the strong core fundamentals and growth outlook for MA and value-based care remain intact and that Humana’s platform, unique focus on MA, and expanding CenterWell and Medicaid capabilities will allow us to compete effective, drive better outcomes for our members and patients, and deliver compelling shareholder value over the long term

Jim Rechtin, President and Chief Executive Officer
Celeste Mellet, Chief Financial Officer